UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2022

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street, Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

EPC Contract. Corpus Christi Liquefaction Stage III, LLC (“CCL3”), a wholly owned subsidiary of Cheniere Energy, Inc. (the “Company”), has entered into a Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Liquefaction Stage 3 Project dated March 1, 2022 (the “EPC Contract”) with Bechtel Energy Inc. (“Bechtel”).

Parent Guarantee. Bechtel Global Energy, Inc. guarantees Bechtel’s obligations under the EPC Contract.

Scope of Work. The work to be performed by Bechtel pursuant to the EPC Contract includes engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of a fixed price turnkey mid-scale natural gas liquefaction facility consisting of 7 liquefaction units, each having an aggregate nominal LNG production capacity of approximately 1.49 million metric tonnes per annum and associated facilities (the “Stage 3 Facility”) located in San Patricio County, Texas.

Contract Price. The EPC Contract provides that CCL3 will pay Bechtel a “Contract Price” of $5,484,000,000. The Contract Price is only subject to adjustment by change order. Bechtel has the right, among other things, to submit change orders in the event Bechtel is adversely affected as a result of a delay in CCL3 not issuing a certain limited notice to proceed by the date specified in the EPC Contract or CCL3 not issuing a full notice to proceed with the construction on or before July 1, 2022.

Optional Scopes of Work. CCL3 may elect to have Bechtel perform certain optional defined scopes of work that would be incorporated into the Stage 3 Facility, provided that CCL3 makes its election by the dates described in the EPC Contract. These scopes of work would be valued in excess of $500,000,000 if all are elected. As long as CCL3 elects for Bechtel to perform these scopes of work by the required dates, there will be no impact to the guaranteed substantial completion dates for each liquefaction train. Upon each election by CCL3, the parties will execute a change order adjusting the Contract Price as described in the EPC Contract.

Bechtel Change Orders. The EPC Contract also entitles Bechtel to a change order amending its rights and obligations to the extent it is adversely affected by any of the following: (i) a change in law, (ii) certain acts or omissions of CCL3, (iii) force majeure, (iv) acceleration of work by CCL3, (v) delay in delivery of insurance proceeds in the case of insured loss, (vi) suspension of work ordered by CCL3, (vii) subsurface soil conditions to the extent permitted in the EPC Contract, (viii) discovery of hazardous materials or arsenic for which CCL3 is responsible, (ix) physical damage caused by a third party not under Bechtel’s control, (x) CCL3’s request for an increase in coverage under the letter of credit to cover increases in the Contract Price as a result of change orders, and (xi) other specified reasons in the EPC Contract.

CCL3 Change Orders. The EPC Contract entitles CCL3 to a change order unilaterally up to certain thresholds and thereafter upon request provided that agreement is reached on any changes to the contract price, project schedule, design, payment schedule, minimum acceptance criteria, performance guarantee and any other obligation of Bechtel under the EPC Contract.

Warranty.

In the EPC Contract, Bechtel warrants that (i) the equipment will be new and complete, (ii) the work and the equipment will meet the requirements of the EPC Contract, including good engineering and construction practices and applicable laws, codes and standards, (iii) the work and the equipment will be free from encumbrances to title, (iv) the work will be free of defects in design, material and workmanship as described in the EPC Contract; (v) capable of operating in accordance with all requirements of the EPC Contract, including applicable laws, codes and standards; and (vi) unless agreed to by CCL3, composed and made of only proven technology.

Until 18 months after substantial completion of each liquefaction train, Bechtel will be liable to promptly correct any work that is found defective with respect to the applicable liquefaction train.
Minimum Acceptance Criteria Not Achieved. If a liquefaction train fails to achieve 95% of the performance guarantee set forth in the EPC Contract (the “minimum acceptance criteria”) by the applicable guaranteed substantial completion date, then (i) substantial completion of the liquefaction train will not occur and (ii) Bechtel is required to pay delay liquidated damages. In addition, (i) if requested by CCL3, Bechtel shall prepare a corrective work plan to achieve such minimum acceptance criteria and submit such plan to CCL3 for its review and (ii) attempt for 12 months thereafter to correct the work to enable the liquefaction train to achieve the minimum acceptance criteria and otherwise achieve substantial completion. If the liquefaction train has not achieved the minimum acceptance criteria and substantial completion at the end of this 12-month period, then CCL3 will have the option of either (i) granting Bechtel an additional 6-month correction period or (ii) declaring a Bechtel default.

Performance Liquidated Damages. If a liquefaction train has not achieved the performance guarantee within a specified period after the guaranteed substantial completion date, then Bechtel is required to pay the applicable performance liquidated damages.

Delay Liquidated Damages. If substantial completion of a liquefaction train occurs after the applicable guaranteed substantial completion date, Bechtel is required to pay CCL3 delay liquidated damages at the applicable daily rate as defined in the EPC Contract until substantial completion of the liquefaction train occurs.

Schedule Bonus. Bechtel will be entitled to receive specified bonuses for timely substantial completion of the liquefaction trains.

Termination By CCL3 for Bechtel Default. If Bechtel (i) materially fails to prosecute the work in a safe manner, (ii) fails to timely commence the work, (iii) abandons the work, (iv) fails to maintain required insurance, (v) fails to provide or maintain the parent guarantee, (vi) fails to discharge liens filed by subcontractors or sub-subcontractors, (vii) causes a material interference with the operation of the facility, (viii) fails to make payment to any subcontractor in accordance with its subcontracts, (ix) disregards applicable law or applicable codes and standards, (x) repudiates or fails to comply with any material provision of the EPC Contract, (xi) fails to commence performance of work pursuant to a unilateral change order, (xii) is in default for other specified reasons in the EPC Contract, (xiii) violates the Foreign Corrupt Practices Act or the Organization for Economic Cooperation and Development’s Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (xiv) an insolvency event occurs with respect to Bechtel or its guarantor, then CCL3 will have the right to require that Bechtel cure such default. If Bechtel fails to cure such default, or if Bechtel or its guarantor experiences an insolvency event, CCL3, without prejudice to its other rights, may terminate the EPC Contract.

Termination by CCL3 for Convenience. CCL3 will also have the right to terminate the EPC Contract for its convenience, in which case Bechtel will be paid (i) the portion of the Contract Price for the work performed, plus (ii) costs reasonably incurred by Bechtel in the performance of work up to the date of termination, plus associated profit margin of 6% on such costs.

Termination by Bechtel for Non-Payment. Bechtel may terminate the EPC Contract after providing notice if (i) CCL3 fails to pay any undisputed amounts, (ii) Bechtel suspends its performance of the Work for a period of 60 days due to CCL3’s non-payment, and (iii) CCL3 fails to cure within 30 days of such notice.

Termination in the Event of an Extended Owner’s Suspension. If CCL3 suspends substantially all of the work for an aggregate period exceeding 365 consecutive days and such suspension is not due to the fault or negligence of Bechtel, its subcontractors or sub-subcontractors, or any event of force majeure, then Bechtel may terminate the EPC Contract by providing 14 days’ written notice to CCL3.

Termination in the Event of an Extended Force Majeure. If one force majeure event causes suspension of a substantial portion of the work for 365 days or more in the aggregate, then Bechtel may terminate the EPC Contract by providing 14 days’ written notice to CCL3.

Termination in the Event of Delayed Notice to Proceed. If CCL3 fails to issue the notice to proceed by February 29, 2024, then either party will have the right to terminate the EPC Contract by providing written notice to the other party, to be effective upon receipt by such other party.

Limitation on Bechtel’s Liability. Bechtel’s liability under the EPC Contract is limited as specified in the EPC Contract, except that this limit does not apply to Bechtel’s title warranty, to certain indemnification obligations or to Bechtel’s obligation to complete all work required to ensure that the liquefaction trains are ready to receive natural gas and produce LNG, and this limit does not apply in the event of Bechtel’s fraud or abandonment of the work.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date:	March 7, 2022	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	Executive Vice President and
Chief Financial Officer